SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
     CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 25, 2006
PACCAR Inc
(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
777 106th Avenue NE, Bellevue, WA 98004
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (425) 468-7400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On April 25, 2006 the stockholders of PACCAR Inc approved the amendment and restatement of the PACCAR Inc Long Term Incentive Plan (LTIP).  PACCAR Inc previously reported the terms and conditions of the LTIP in the PACCAR Inc proxy statement filed March 14, 2006 and attached the LTIP thereto as Appendix A.  Upon receiving stockholder approval, the Compensation Committee of the Board of Directors of PACCAR Inc awarded performance-based restricted stock to its named executive officers pursuant to the terms of the LTIP.  Each 2006 grant of restricted stock is evidenced by a restricted stock agreement substantially in the form attached hereto as Exhibit 99.1.  In addition, the Compensation Committee authorized that purchases of PACCAR Inc common stock by its Chairman and Chief Executive Officer be matched with performance-based restricted stock up to a maximum of 250,000 shares and a limit of 100,000 shares per calendar year.  This program is subject to the terms of the LTIP and evidenced by a share match restricted stock award agreement substantially in the form attached hereto as Exhibit 99.2.
On April 25, 2006 the stockholders of PACCAR Inc approved the amendment and restatement of the Senior Executive Yearly Incentive Compensation Plan (Plan).  PACCAR Inc previously reported the terms and conditions of the Plan in the PACCAR Inc proxy statement filed March 14, 2006 and attached the Plan thereto as Appendix B.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.
The following are furnished as Exhibits to this Report.

Exhibit
Number	Description
99.1	Form of 2006 Restricted Stock Award Agreement.
99.2	Form of Share Match Restricted Stock Award Agreement
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date:	May 1, 2006	By:	/s/ D. C. Anderson

D. C. Anderson
Vice President and General Counsel